370	Additional information

Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

1)	Registration Statement (Form F-3 No. 333-201039) pertaining to Aegon USA Producer Stock Option and Award Plan,
2)	Registration Statement (Form F-3 No. 333-201038) pertaining to Aegon USA Producers’ Stock Purchase Plan,
3)	Registration Statement (Form F-3 No. 333-197169) pertaining to Aegon Funding Company LLC,
4)	Registration Statement (Form F-3 No. 333-178225) pertaining to Aegon USA Producer Stock Option and Award Plan,
5)	Registration Statement (Form F-3 No. 333-178224) pertaining to Aegon USA Producers’ Stock Purchase Plan,
6)	Registration Statement (Form F-3 No. 333-174878) pertaining to Aegon Funding Company LLC,
7)	Registration Statement (Form F-3 No. 333-150786) pertaining to Aegon Funding Company LLC,
8)	Registration Statement (Form S-8 No. 333-196156) pertaining to Aegon Group Identified Staff Variable Compensation Plan – 2012, Aegon Group Long-Term Variable Compensation Plan for Other Staff – 2012, Aegon Group Identified Staff Variable Compensation Plan – 2013 and Aegon Group Long-Term Variable Compensation Plan for Other Staff – 2013,
9)	Registration Statement (Form S-8 No. 333-183176) pertaining to Aegon N.V. LTIC Plan for Executive Board, Management Board, Senior Management and Other Managers – 2010, Aegon Group Identified Staff Variable Compensation Plan – 2011 and Aegon Group Long-Term Variable Compensation Plan for Other Staff – 2011,
10)	Registration Statement (Form S-8 No. 333-157843) pertaining to Aegon USA, LLC Profit Sharing Plan,
11	Registration Statement (Form S-8 No. 333-151984) pertaining to Aegon USA Companies Employee Stock Option Plan – 2008,
12)	Registration Statement (Form S-8 No. 333-151983) pertaining to Aegon USA Companies Management Stock Option Plan – 2008, and
13)	Registration Statement (Form S-8 No. 333-150774) pertaining to Aegon USA, Inc. Profit Sharing Plan.

of our report dated March 19, 2015 with respect to the consolidated financial statements and the other financial statement schedules of Aegon N.V. and the effectiveness of internal control over financial reporting of Aegon N.V. included in this Annual Report as filed on Form 20-F for the year ended December 31, 2014.

/s/ PricewaterhouseCoopers Accountants N.V.

Amsterdam, The Netherlands

March 19, 2015

Annual Report on Form 20-F 2014